Exhibit 99.1

Sonic Corp. to be Acquired by Inspire Brands in $2.3 Billion Transaction

Oklahoma City and Atlanta – September 25, 2018 – Sonic Corp. (“Sonic”) (NASDAQ: SONC) and Inspire Brands, Inc. (“Inspire”) today announced that they have entered into a definitive merger agreement under which Inspire will acquire Sonic for $43.50 per share in cash in a transaction valued at approximately $2.3 billion including the assumption of Sonic’s net debt.

Inspire is a multi-brand restaurant company whose portfolio includes more than 4,700 Arby’s, Buffalo Wild Wings, and Rusty Taco locations worldwide. Following the completion of the transaction, Sonic will be a privately-held subsidiary of Inspire and will continue to be operated as an independent brand.

The agreement, which has been unanimously approved by Sonic’s Board of Directors, represents a premium of approximately 19% per share to Sonic’s closing stock price on September 24, 2018 and a premium of approximately 21% to Sonic’s 30-day volume-weighted average price.

“Sonic is a highly differentiated brand and is an ideal fit for the Inspire family,” said Paul Brown, Chief Executive Officer of Inspire Brands. “We have tremendous respect for Sonic’s exceptional team of employees and franchise owners, who have built one of the industry’s most distinctive restaurant brands.”

“We’re excited to build on Sonic’s momentum as we leverage our combined expertise and capabilities to better serve guests, further support team members and franchisees and drive long-term growth.”

“This value-maximizing transaction validates the actions we have taken over the last year to grow traffic and improve sales while delivering differentiated offerings and superior guest service,” said Cliff Hudson, Sonic Corp. CEO. “Our Board of Directors, taking into account the views of shareholders, conducted a comprehensive review of a wide range of strategic options to maximize shareholder value. This transaction delivers significant, immediate and certain value to Sonic shareholders, and the private ownership structure will provide important benefits to our guests, franchisees and employees.

“As one of the largest owner-operators of company-owned and franchised restaurant brands, Inspire appreciates the unique culture of collaboration between Sonic and our franchisees. Sonic franchisees are engaged in planning regarding technology, new products and marketing programs, and the team at Inspire recognizes the central role our franchisees have played, and will continue to play, in Sonic’s success. We look forward to working closely with Inspire as we continue to provide made-to-order American classics, distinctive flavors and the most personalized guest experience in our industry.”

Transaction Details
The transaction is subject to the approval of Sonic shareholders and the satisfaction of customary closing conditions, including applicable regulatory approvals, and will close by the end of the year.

Advisors
Guggenheim Securities, LLC is serving as financial advisor to Sonic and Shearman & Sterling LLP is serving as its legal counsel. White & Case LLP is serving as legal counsel to Inspire.

About Sonic
SONIC, America’s Drive-In is the nation’s largest drive-in restaurant chain serving approximately 3 million customers every day. Ninety-five percent of SONIC’s more than 3,600 drive-ins are owned by local business men and women. For 65 years, SONIC has delighted guests with signature menu items, 1.3 million drink combinations and friendly service by iconic Carhops. Since the 2009 launch of SONIC’s Limeades for Learning philanthropic campaign in partnership with DonorsChoose.org, SONIC has donated $10.4 million to public school teachers nationwide to fund essential learning materials and innovative teaching resources to inspire creativity and learning in their students. To learn more about Sonic Corp. (NASDAQ/NM: SONC), please visit sonicdrivein.com and please visit or follow us on Facebook, Twitter and Instagram. To learn more about SONIC’s Limeades for Learning, please visit LimeadesforLearning.com.

About Inspire Brands
Inspire Brands, headquartered in Atlanta, Ga, is a multi-brand restaurant company whose portfolio includes more than 4,700 Arby’s, Buffalo Wild Wings, and Rusty Taco locations worldwide. The company is majority-owned by affiliates of Roark and was founded in 2018. For more information, visit InspireBrands.com

About Roark
Since inception, affiliates of Roark have invested in 65 franchise/multi-unit brands, which collectively generate $32 billion in annual system revenues from 32,000 locations in 50 states and 81 countries. For more information, please visit www.roarkcapital.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Sonic Corp. from specifically enforcing Inspire Brands, Inc.’s obligations under the merger agreement or recovering damages for any breach by Inspire Brands, Inc.; (2) the effects that any termination of the merger agreement may have on Sonic Corp. or its business, including the risks that (a) Sonic Corp.’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring Sonic Corp. to pay Inspire Brands, Inc. a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on Sonic Corp. and its business, including the risks that as a result (a) Sonic Corp.’s business, operating results or stock price may suffer, (b) Sonic Corp.’s current plans and operations may be disrupted, (c) Sonic Corp’s ability to retain or recruit key employees may be adversely affected, (d) Sonic Corp.’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Sonic Corp’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Sonic Corp’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Sonic Corp. and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Sonic Corp.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, as updated or supplemented by subsequent reports that Sonic Corp. has filed or files with the SEC.  Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Inspire Brands, Inc. nor Sonic Corp. assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between Inspire Brands, Inc. and Sonic Corp.  In connection with the proposed transaction, Sonic Corp. plans to file a proxy statement with the Securities and Exchange Commission (“SEC”).  SHAREHOLDERS OF SONIC CORP. ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT SONIC CORP. WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Sonic Corp. at the SEC’s web site at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, at https://ir.sonicdrivein.com/ or by contacting Sonic Corp.’s Investor Relations at (405) 225-5000.

PARTICIPANTS IN SOLICITATION
Sonic Corp. and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding Sonic Corp.’s directors and executive officers is available in its proxy statement filed with the SEC on December 18, 2017.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.

Contacts

For Sonic Corp.

Christi Woodworth
VP of Public Relations, Sonic
(405) 225-5600
christi.woodworth@sonicdrivein.com

Matthew Sherman / Andrew Siegel / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

For Inspire Brands

Christopher Fuller
Head of Communications, Inspire Brands
Press@InspireBrands.com